                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Amendment No. 32 to the Registration Statement on Form N-4 (File No. 33-45851) of our report dated April 7, 1997, on our audits of the statement of assets and liabilities as of December 31, 1996, and the related statements of operations and changes in net assets for each of the two years in the period then ended of the VA-I Separate Account of UNUM Life Insurance Company of America and our report dated February 5, 1997, except for Note 5 for which the date is March 1, 1997, on our audits of the financial statements as of and for the years ended December 31, 1996 and 1995, of UNUM Life Insurance Company of America. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional
Information.



Portland, Maine                                  /s/ Coopers & Lybrand L.L.P.
April 29, 1997